Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Third Quarter 2021 Results
Portsmouth, N.H., November 4, 2021 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the third quarter ended September 30, 2021.
Third Quarter 2021 Highlights
•Net sales were $665.5 million for the third quarter of 2021, compared to net sales of $390.5 million for the third quarter of 2020.
•GAAP net loss was $115.8 million for the third quarter of 2021, compared to net income of $9.7 million for the third quarter of 2020.
•Adjusted gross margin* was $57.9 million for the third quarter of 2021, compared to adjusted gross margin of $56.6 million for the third quarter of 2020.
•Adjusted EBITDA* was $18.4 million for the third quarter of 2021, compared to adjusted EBITDA of $20.2 million for the third quarter of 2020.
"Sprague's third quarter results showcase the resiliency of our diversified business model. Last year's strong third quarter results were driven by the carry structure in Refined Products, whereas this year's results highlighted the ability of our Natural Gas business to capture optimization opportunities resulting from volatility," said David Glendon, President and Chief Executive Officer.
Refined Products
•Volumes in the Refined Products segment increased 11% to 273.0 million gallons in the third quarter of 2021, compared to 245.5 million gallons in the third quarter of 2020.
•Adjusted gross margin in the Refined Products segment decreased $7.2 million, or 18%, to $33.3 million in the third quarter of 2021, compared to $40.4 million in the third quarter of 2020.
“Sales volumes have recovered from last year's pandemic-driven decline, however, the market has shifted from the attractive contango structure experienced last year," stated Mr. Glendon.
Natural Gas
•Natural Gas segment volumes decreased 2% to 10.2 million Bcf in the third quarter of 2021, compared to 10.4 million Bcf in the third quarter of 2020.
•Natural Gas adjusted gross margin increased $10.2 million, or 1727%, to $10.7 million for the third quarter of 2021, compared to $0.6 million for the third quarter of 2020.
"Our Natural Gas business leveraged its logistical expertise in managing our asset portfolio to generate strong results, and we expect to see additional opportunities with ongoing supply tightness," added Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin decreased by $1.7 million, to $12.1 million for the third quarter of 2021, compared to $13.8 million for the third quarter of 2020.

"Materials Handling decreased slightly due to the sale of our Oswego facility in the second quarter of 2021 and a reduction in tank leases at our Canadian operations," concluded Mr. Glendon.
Quarterly Distribution
On October 25, 2021, the Board of Directors ("Board") of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.4338 per unit for the quarter ended September 30, 2021. This represents a 35% reduction from the second quarter’s cash distribution of $0.6675 per unit. The distribution will be paid on November 10, 2021 to unitholders of record as of the close of business on November 5, 2021.
2021 Guidance
•With regard to Sprague's anticipated 2021 financial results, and assuming normal weather and market structure conditions, we expect Adjusted EBITDA to be in the range of $105 million to $120 million.
•The Board has reduced the distribution by 35% to $0.4338 per unit for the third quarter to migrate towards a more sustainable financial strategy for the business. This change is expected to provide approximately $25 million annually in cash from operations to fund accretive growth projects in the transitioning energy landscape. The management team will provide more information on this change during the third quarter earnings call.
Financial Results Conference Call
Management will review Sprague’s third quarter 2021 financial results in a teleconference call for analysts and investors today, November 4, 2021 at 1:00 PM EST.
Dial-in Numbers:    (866) 516-2130 (U.S. and Canada)
            (678) 509-7612 (International)
Participation Code:    7288774

Participants can dial in up to 30 minutes prior to the start of the call. The conference call may also be accessed live by webcast link: https://edge.media-server.com/mmc/p/vihcsv24. This link is also available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com under "Calendar of Events" and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense (excluding imputed interest on deferred acquisition payments), cash taxes, and maintenance capital expenditures. Distributable cash flow calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions expected to be paid to its unitholders.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including among other things, statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2021 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Income Statements Data:
Net sales	$665,466	$390,458	$2,359,272	$1,708,551
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	727,402	324,681	2,311,987	1,499,934
Operating expenses	20,107	18,504	58,486	57,787
Selling, general and administrative	19,397	18,045	61,355	57,002
Depreciation and amortization	8,277	8,470	25,018	25,585
Total operating costs and expenses	775,183	369,700	2,456,846	1,640,308
Other operating income	(25)	—	9,699
Operating (loss) income	(109,742)	20,758	(87,875)	68,243
Other income	—	—	2	64
Interest income	30	34	173	282
Interest expense	(7,859)	(9,552)	(25,261)	(31,626)
(Loss) income before income taxes	(117,571)	11,240	(112,961)	36,963
Income tax benefit (provision)	1,814	(1,567)	381	(5,680)
Net (loss) income	(115,757)	9,673	(112,580)	31,283
Incentive distributions declared	—	(2,074)	—	(6,218)
Limited partners' interest in net (loss) income	$(115,757)	$7,599	$(112,580)	$25,065
Net (loss) income per limited partner unit:
Common - basic	$(4.41)	$0.33	$(4.42)	$1.10
Common - diluted	$(4.41)	$0.33	$(4.42)	$1.09
Units used to compute net income per limited partner unit:
Common - basic	26,226,255	22,922,902	25,457,329	22,889,053
Common - diluted	26,226,255	23,031,916	25,457,329	22,970,943
Distribution declared per unit	$0.4338	$0.6675	$1.7688	$2.0025

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	272,960	245,460	1,078,263	990,273
Natural gas (MMBtus)	10,217	10,381	40,744	39,850
Materials handling (short tons)	467	449	1,440	1,726
Materials handling (gallons)	128,452	108,020	310,755	335,339
Net Sales:
Refined products	$600,625	$331,536	$2,105,968	$1,466,367
Natural gas	47,274	40,592	201,209	184,358
Materials handling	12,198	13,880	36,969	42,411
Other operations	5,369	4,450	15,126	15,415
Total net sales	$665,466	$390,458	$2,359,272	$1,708,551
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating (loss) income	$(109,742)	$20,758	$(87,875)	$68,243
Operating costs and expenses not allocated to operating segments:
Operating expenses	20,107	18,504	58,486	57,787
Selling, general and administrative	19,397	18,045	61,355	57,002
Depreciation and amortization	8,277	8,470	25,018	25,585
Other operating income	25	—	(9,699)	—
Change in unrealized loss (gain) on inventory	16,619	(17,680)	(4,269)	1,097
Change in unrealized value on natural gas transportation contracts	103,233	8,498	159,941	(4,824)
Total adjusted gross margin:	$57,916	$56,595	$202,957	$204,890
Adjusted Gross Margin:
Refined products	$33,299	$40,449	$111,497	$129,099
Natural gas	10,741	588	49,105	28,130
Materials handling	12,067	13,811	36,837	42,287
Other operations	1,809	1,747	5,518	5,374
Total adjusted gross margin	$57,916	$56,595	$202,957	$204,890

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(115,757)	$9,673	$(112,580)	$31,283
Add/(deduct):
Interest expense, net	7,829	9,518	25,088	31,344
Tax provision	(1,814)	1,567	(381)	5,680
Depreciation and amortization	8,277	8,470	25,018	25,585
EBITDA	$(101,465)	$29,228	$(62,855)	$93,892
Add/(deduct):
Change in unrealized loss (gain) on inventory	16,619	(17,680)	(4,269)	1,097
Change in unrealized value on natural gas transportation contracts	103,233	8,498	159,941	(4,824)
Gain on sale of fixed assets not in the ordinary course of business including gain on insurance recoveries	25	—	(9,702)	—
Acquisition related expenses	—	—	—	1
Other adjustments (1)	34	162	104	484
Adjusted EBITDA	$18,446	$20,208	$83,219	$90,650
Add/(deduct):
Cash interest expense, net	(6,494)	(8,072)	(20,525)	(26,216)
Cash taxes	(572)	(1,641)	(2,249)	(6,360)
Maintenance capital expenditures	(3,228)	(2,125)	(8,751)	(6,159)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	1,184	624	3,737	1,884
Other	—	38	—	602
Distributable cash flow	$9,336	$9,032	$55,431	$54,401

 (1)    Represents the change in fair value of contingent consideration related to the 2017 Coen Energy acquisition and other expense.